                                                                Exhibit 3.1 (AZ)

NONREFUNDABLE FILING FEE:  $25.00                                DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY

                            ARTICLES OF INCORPORATION

                                       OF

                              LANAI HOLDINGS, INC.


            THESE ARTICLES OF INCORPORATION, made and entered into this 4th day of May, 1990, by the undersigned, a resident of the City and County of Honolulu, State of Hawaii, United States of America;

                               W I T N E S S E T H

            That the undersigned, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, does hereby form a corporation and does hereby make and enter into the following Articles of Incorporation, the terms of which shall be equally obligatory upon the undersigned and upon all parties who from time to time may hold stock in the corporation.

                                    ARTICLE I

                                      NAME

                     The name of the corporation shall be:

                              LANAI HOLDINGS, INC.

                                   ARTICLE II

                                     OFFICES

            The location of the principal office of the corporation shall be in the City of Honolulu, State of Hawaii, and the street and mailing address of the initial principal office of the corporation shall be 650 Iwilei Road, Honolulu, Hawaii 96817. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.


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
                                   ARTICLE III

                                  CAPITAL STOCK

            The number of shares of stock that the corporation is authorized to issue shall be 1,000 shares of stock, without par value, all of said stock being of the same class.

            The Board of Directors may determine that a portion of any consideration received by the corporation for the issuance of shares of stock of the corporation shall be treated as paid-in surplus and that the remainder of such consideration shall constitute capital of the corporation.

                                   ARTICLE IV

                   INITIAL DIRECTORS AND OFFICERS, SUBSCRIBERS

            A. The number of directors constituting the initial board of directors shall be two (2). The names and residence addresses of the persons who are to act as the initial directors and officers of the corporation until the first annual meeting of shareholders and thereafter until their successors are elected and qualified are as follows:

                                    Directors

Names                                                 Residence Addresses
-----                                                 -------------------

Robert W. Brant                                       2801 Coconut Avenue #6F
                                                      Honolulu, HI 96815

George Yim                                            2445 Ferdinand Avenue
                                                      Honolulu, HI 96822


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
                                    Officers

Names and Offices Held                                Residence Addresses
----------------------                                -------------------

George Yim                                            2445 Ferdinand Avenue
     President                                        Honolulu, HI 96822

Robert W. Brant                                       2801 Coconut Avenue #6F
     Senior Vice President                            Honolulu, HI 96815

Stanley K. F. Lee                                     1078 Lunaanela Street
     Vice President,                                  Kailua, HI 96734
     Secretary & Treasurer

Beverly Garcia                                        95-791 Lanipaa Street
     Vice President &                                 Mililani Town, HI 96789
     Controller

Alan B. Sellers                                       2047 Desford Drive
     Assistant Secretary                              Beverly Hills, CA 90077

Kevin R. Shaney                                       3576 Alani Drive
     Assistant Secretary                              Honolulu, HI 96822

David W. Perrigo                                      23036 Cass Avenue
     Assistant Treasurer                              Woodland Hills, CA 91364

            B. The name(s) of the subscriber(s) for shares, the number of shares subscribed for, the subscription price of the stock subscribed for and the amount of capital (and paid-in surplus, if any) paid in cash by each subscriber are as follows: Amount of

                                     No. of                 Subscription Price              Capital Paid
                                   Shares Sub-                For the Shares               In Cash by the
        Name                       scribed For                Subscribed For                 Subscriber
        ----                       -----------                --------------                 ----------
Castle & Cooke Inc.,                  1,000                      $1,000.00                    $1,000.00
a Hawaii corporation


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
                                    ARTICLE V

                                     BY-LAWS

            The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

            I certify under the penalties of Section 415-136, Hawaii Revised Statutes, that I have read the above statements and the the same are true and correct.

            Witness my hand this 4th day of May, 1990.

                                           /s/ Hugh Shearer
                                           -------------------------------------
                                           Incorporator


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
                                 State of Hawaii
                   Department of Commerce and Consumer Affairs
                         Business Registration Division
                              1010 Richards Street
                             Honolulu, Hawaii 96813


In the Matter of the Amendment      )
of the Articles of Incorporation    )
                                    )
                  of                )
                                    )
LANAI HOLDINGS, INC.                )
------------------------------------)

                              ARTICLES OF AMENDMENT

            The undersigned, duly authorized officers of LANAI HOLDINGS, INC., a Hawaii corporation, hereby certify as follows:

            1. The name of the corporation is LANAI HOLDINGS, INC.

            2. The amendment adopted is attached hereto as Exhibit A.

            3. The total number of shares outstanding is 1,000 shares of common stock.

            4. The amendment was adopted by written consent of the sole shareholder of the corporation dated November 14, 1990.

            5. The amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

            6. The amendment does not change the stated capital of the corporation.

            7. The written notice of the amendment required by Section 415-48.5 of the Hawaii Revised Statutes is attached hereto as Exhibit B.

            We certify under penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.


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
            WITNESS our hands this 26th day of November, 1990.

/s/ George Yim                             /s/ Kevin R. Shaney
---------------------------------          -------------------------------------
George Yim                                 Kevin R. Shaney
President                                  Assistant Secretary
Lanai Holdings, Inc.                       Lanai Holdings, Inc.

                                    EXHIBIT A

                              LANAI HOLDINGS, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION


            The Articles of Incorporation of LANAI HOLDINGS, INC., a Hawaii corporation, are hereby amended as follows:

            1. By adding a new Article to be designated and located appropriately and to read in its entirety as follows:

                                   "ARTICLE VI

                      LIMITATION OF LIABILITY OF DIRECTORS

            The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these articles of incorporation or the corporation's by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment or adversely affect the rights and protection afforded to a director of the corporation under this Article for acts or omissions which occur prior to such repeal or amendment."

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

            The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.    The present name of the corporation is:

                  Lanai Holdings, Inc.
      --------------------------------------------------------------------------

2.    The name of the corporation is changed to:

                  Malaga Company, Inc.
      --------------------------------------------------------------------------

3.    Total number of shares outstanding is:        1,000
                                            ------------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                  ------------------------------
                                                   (Month         Day      Year)

      --------------------------------------------------------------------------
                          Number of Shares Voting        Number of Shares Voting
      Class/Series             For Amendment                Against Amendment
      --------------------------------------------------------------------------


      --------------------------------------------------------------------------

5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

      By written consent dated                  January 18, 1996               ,
                               ------------------------------------------------
                                    (Month              Day              Year)
      the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 22nd day of January , 1996.

Patricia A. McKay, Vice President         Theresa L. Hoover, Assistant Secretary
-------------------------------------     --------------------------------------
        (Type/Print Name & Title)                (Type/Print Name & Title)

       /s/ Patricia A. McKay                       /s/ Theresa L. Hoover
-------------------------------------     --------------------------------------
         (Signature of Officer)                    (Signature of Officer)

                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

D1-6                                                                   B14 (FEE)
REV. 4/93 AMD                                                             (W/SH)


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